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EXHIBIT 3(II)

                                     BYLAWS
                                       OF
                          TERRITORIAL RESOURCES, INC.


                                   ARTICLE I

                      Principal Office and Corporate Seal

     Section 1. The principal office and place of business of the corporation in the State of Colorado shall be at 10341 Rowlock Way, Parker, Colorado 80134. Other offices and places of business may be. established from time to time by resolution of the board of directors or as the business of the corporation may require.

     Section 2. The seal of the corporation shall have inscribed thereon the name of the corporation and shall be in such form as may be approved by the board of directors, which shall have power to alter the same at pleasure. The corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE II

                          Shares and Transfer Thereof

     Section 1 - Certificates. The shares of this corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     Section 2 - New Certificates.   No  new  Certificates evidencing shares
shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

     Section 3 - Loss or Destruction. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the corporation, upon giving to the corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the board of directors.

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     Section 4 - Transfer Agent.  Unless otherwise specified by the board of directors by resolution, the secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 5, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

Section 5 - Close of Transfer Book and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or td vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the board of directors does not order the stock transfer books closed, or fix in advance a record date, as above provided then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be thirty days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                                  ARTICLE III

                       Shareholders and Meetings Thereof

Section 1 - Shareholders of Record. Only shareholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares. standing in their respective names, and the corporation shall not be bound to recognize any

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equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado

     Section 2 - Meetings. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place as specified from time to time by the board of directors. If the board of directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

Section 3 - Annual Meeting. In the absence of a resolution of the board of directors providing otherwise, the annual meeting of shareholders of the corporation. for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the 2nd Tuesday of the 2nd month in each year, if the same be not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 o'clock a.m.

     Section 4 - Special Meetings.   Special meetings of shareholders may be
called by the president, the board of directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting, or legal counsel of the corporation as last designated by resolution of the board of directors.

     Section 5 - Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty days' notice shall be given.

     Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the corporation.

     Section 6 - Shareholder Record. The officer or agent having charge of the stock transfer books for shares of this corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten days before such meeting, shall be kept on file at the principal office of the corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the

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time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima fade evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

     Section 7 - Quorum and Adjournment. At any meeting of the shareholders the presence, in person or by proxy of the holders of more than a majority of the shares outstanding and entitled to vote shall constitute a quorum. In the absence of a quorum, the meeting may be adjourned by any officer entitled to preside at, or act as secretary of such meeting, or by a majority in interest of those shareholders present in person or by proxy.

     Section 8 - Voting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     At all meetings of the shareholders, a quorum being present, all matters shall be decided by a simple majority vote of the then eligible shares, except as otherwise provided by statute, by the Articles of Incorporation of the corporation, or by these Bylaws. The vote on any matter need not be by ballot unless required by statute or requested by a shareholder, in person or by proxy, who is entitled to vote at the meeting.

Section 9 - Conduct of Meetings. Each meeting of the shareholders shall be presided over by the president, or if the president shall not be present, by the vice president. If both the president and vice president are absent, a chairman shall be chosen by a majority in voting interest of those shareholders present or represented by proxy. The secretary of the corporation shall act as secretary of each meeting of the shareholders. If he shall not be present the chairman of the meeting shall appoint a secretary.

                                   ARTICLE IV

                         Directors, Powers and Meetings

     Section 1 - Board of Directors. The business and affairs of the corporation shall be managed by a board of five directors who need not be shareholders of the corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and shall qualify. The board of directors may increase or decrease, to not less than three, the number of directors by resolution.

Section 2 - Regular Meetings. The annual meeting of the board of directors shall be held at the. same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the board of directors shall be for the purpose of electing officers and the transaction of such other business as may

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come before the meeting. Regular meetings of the board of directors may be held without notice as determined by resolution adopted by the board.

     Section 3 - Special Meetings. Special meetings of the board of directors or any committee designated by said board may be called at any time by the president or by any director, and may be held within or outside the State of Colorado at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed or telegraphed to the last known address of each director at least five days, or shall be given to a director in person or by telephone at least forty-eight hours, prior to the date or time fixed for the meeting. Special meetings of the board of directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors or any committee designated by said board need be specified in the notice or waiver of notice of such meeting.

  Section 4 - Special Attendance. Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the board of directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

     Section 5 - Quorum and Voting. A quorum at all meetings of the board of directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the laws of the State of Colorado or by the Articles of Incorporation or these Bylaws.

     Section 6 - Organization. The president of the corporation, or in his absence, the vice president, shall preside at each meeting of the board of directors. The secretary, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 7 - Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by

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registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 8 - Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify.

     Section 9 - Compensation. Directors may receive such compensation and reimbursement for expenses as may be established by appropriate resolution of the board of directors and in addition thereto, shall receive reasonable traveling expense, if any is required, for attendance at such meetings. A director may serve the corporation in a capacity other than that of a director and receive compensation for the services rendered in that capacity.

Section 10 - Executive Committees. The board of directors, by resolution adopted by a majority of the number of directors may designate from among its members an executive committee, and one or more other committees each of which, to the extent provided in the resolution shall have all of the authority of the board of directors; but no such committee shall have the authority of the board of directors in reference to amending the Articles of Incorporation adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof or amending the Bylaws of the corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

     Section 11 - Removal of Directors. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire board of directors or any lesser number, with or without cause.

     Section 12 - Resignations. A director of the corporation may resign at any time by giving written notice to the board of directors, president or secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.

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  Section 13 - General Powers.  The business and affairs of the corporation shall be managed by the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

                                   ARTICLE V

                                Waiver of Notice

     Notwithstanding any notices required by law or these Bylaws to be given to any shareholder or director of the corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice.

                                   ARTICLE VI

                            Action Without a Meeting

     Any action required to be taken at a meeting of the directors, executive committee, or other committee of the directors, or shareholders of this corporation, or any action which may be taken at a meeting of directors, executive committee, or other committee of the directors, or shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors, executive or other committee members or shareholders entitled to vote with respect to the subject matter thereof.

     Such consent shall have the same force and effect as a unanimous vote of the directors, executive committee or other committee members or shareholders, as the case may be and may be stated as such in any articles or document filed with the Secretary of State of Colorado.

                                  ARTICLE VII

                                    Officers

     Section 1 - Term and Compensation. The elective officers of the corporation shall consist of at least a president, a secretary and a treasurer each of whom shall be eighteen years or older and who shall be elected by the board of directors at its annual meeting. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the board of directors and until their respective successors are elected and shall qualify. Any two offices, but not more than two, may be held by the same person at the same time, except that one person may not

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simultaneously hold the offices of president and secretary. The board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the board. All officers shall be paid such compensation as may be directed by the board.

     Section 2 - Powers. The officers of the corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the board of directors.

           (a) The president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. The president or a vice president, unless some other person is specifically authorized by the board of directors, shall sign all stock certificates, bonds, deeds, mortgages, leases and contracts of the corporation. The president shall perform all the duties commonly incident to his office and such other duties as the board of directors shall designate.

          (b) In the absence or disability of the president, the vice president or vice presidents, if any, in order of their rank as fixed by the board of directors, and if not ranked, the vice presidents in the order designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall have such other powers and perform such other duties as may from time to time be assigned to him by the president.

          (c) The secretary shall keep accurate minutes of all meetings of the shareholders and the board of directors. He shall keep, or cause to be kept a record of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders or the board of directors. The secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the corporation when so authorized. The secretary or assistant secretary shall sign all stock certificates. The secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president.

          (d) An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all of the duties of the secretary. He shall perform such other duties as may be assigned to him by the president or by the secretary.

          (e) The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He shall keep accurate books of accounts of the corporation's

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     transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the board of directors or president. The treasurer shall. perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president. In the absence or disability of the president and vice president or vice presidents, the treasurer shall perform the duties of the president.

          (f) An assistant treasurer may, at the request of the treasurer, or in the absence or disability of the treasurer, perform all of the duties of the treasurer. He shall perform such other duties as may be assigned to him by the president or by the treasurer.

     Section 3 - Compensation. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the board of directors. The board. shall have authority to fix salaries in advance for stated periods or render the same retroactive as the board may deem advisable.

     Section 4 - Delegation of Duties. In the event of absence or inability of any officer to act, the board of directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

     Section 5 - Removal. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but; such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

                                  ARTICLE VIII

                                    Finance

     Section 1 - Reserve Funds. The board of directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

     Section 2 - Banking. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the board of directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the board of directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

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             Section 3 - Fiscal Year.  The fiscal year of the corporation shall be determined by resolution of the board of directors.

                                   ARTICLE IX

                                   Dividends

     Subject to the provisions of the Articles of Incorporation and the laws of the State of Colorado, the board of directors may declare dividends whenever, and in such amounts, as in the board's opinion the condition of the affairs of the corporation shall render such advisable.

                                   ARTICLE X

                          Contracts, Loans and Checks

     Section 1 - Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the board of directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.

     Section 2 - Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name unless authorized by the board of directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm, corporation or individual.
An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the board of directors discretion, may be general or confined to specific instances.

     Section 3 - Checks. Checks, notes, drafts and demands for money issued in the name of the corporation shall be signed by such person or persons as designated by the board of directors and in the manner the board of directors prescribes.

                                   ARTICLE XI

                                   Amendments

  Subject to repeal or change by action of the shareholders, these Bylaws may be altered, amended or repealed at the annual meeting of the board of directors or at any special meeting of the board called for that purpose.

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                                  ARTICLE XII

                                     Gender

     Whenever in these Bylaws the masculine gender is used, it shall be deemed to include the feminine gender.

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